WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Consolidated
Balance  Sheets as of  December  31,  1997 and the  Consolidated  Statements  of
Operations  for the twelve  months  ended  December 31, 1997 as qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                          0000077543
<MULTIPLIER>                                        1,000


<PERIOD-TYPE>                                  12-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<CASH>                                             31,305
<SECURITIES>                                            0
<RECEIVABLES>                                     139,221
<ALLOWANCES>                                            0
<INVENTORY>                                        25,145
<CURRENT-ASSETS>                                  306,176 <F1>
<PP&E>                                             29,882
<DEPRECIATION>                                    (19,406)
<TOTAL-ASSETS>                                    414,924 <F2>
<CURRENT-LIABILITIES>                             234,205
<BONDS>                                            84,898
<PREFERRED-MANDATORY>                                 100
<PREFERRED>                                             0
<COMMON>                                            5,267
<OTHER-SE>                                              0
<TOTAL-LIABILITY-AND-EQUITY>                      414,924 <F3>
<SALES>                                                 0
<TOTAL-REVENUES>                                1,324,491
<CGS>                                                   0
<TOTAL-COSTS>                                  (1,275,614)
<OTHER-EXPENSES>                                   (1,665)
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                (10,334)
<INCOME-PRETAX>                                     6,322  <F4>
<INCOME-TAX>                                         (950)
<INCOME-CONTINUING>                                 5,372
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                        5,372
<EPS-PRIMARY>                                         .01
<EPS-DILUTED>                                         .01

<F1>                Includes Equity in  Construction  Joint Ventures of $71,056,
                    Unbilled Work of $36,574, and Other Short-Term Assets of $2,875, not currently reflected in this tag list.

<F2>                Includes  investments  in and  advances to Real Estate Joint
                    Ventures of $86,598, Land Held for Sale or Development of $7,093, and Other Long-Term Assets of $4,581, not currently reflected in this tag list.

<F3>                Includes  Deferred  Income  Taxes and Other  Liabilities  of
                    $24,101, Minority Interest of $1,064, Redeemable Series B Preferred Stock $29,756, Stock Purchase Warrants $2,233, Paid-In Surplus of $53,012, Retained Deficit of $15,294, ESOT Related Obligations of $(2,663), and Treasury Stock of $(1,755).

<F4>                Includes  General,  Administrative  and Selling  Expenses of
                    $30,556 not currently reflected on this tag list.

